EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 22, 1999 included in this Form 10-K, into the Company's previously filed: Form S-3 Registration Statements File Nos. 33-75554 and 33-72076 and Form S-8 Registration Statements File Nos. 33-56990 and 33-94294.


                                                       ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
March 25, 1999